UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 22, 2012

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K of Winnebago Industries, Inc. (the "Company") filed on March 7, 2012, to report the resignation of Roger W. Martin, Vice President, Sales and Marketing, from the Company, effective March 6, 2012 (the "Original 8-K Filing"). This Amendment No. 1 amends the Original 8-K Filing solely to include information regarding Mr. Martin's separation arrangement and does not affect the accuracy of the information provided in the Original 8-K Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 22, 2012, the Company and Mr. Martin entered into a Separation Agreement and General Release (the “Separation Agreement”) in connection with Mr. Martin's resignation. Pursuant to the Separation Agreement, the Company has agreed to continue to pay Mr. Martin the equivalent of his base salary in weekly installments over the fifty-two (52) week period following March 5, 2012 (the “Payment Period”). The Company will additionally reimburse Mr. Martin his payments for COBRA health insurance benefits during the Payment Period. Under the Separation Agreement, Mr. Martin has provided customary broad form releases and other confidentiality covenants to the Company in connection with his resignation.
The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit
Number	Description

10.1	Separation Agreement and General Release dated March 22, 2012 by and between Winnebago Industries, Inc. and Roger W. Martin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 27, 2012	WINNEBAGO INDUSTRIES, INC.

		By:	/s/ Randy J. Potts
		Name:	Randy J. Potts
		Title:	Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement and General Release dated March 22, 2012 by and between Winnebago Industries, Inc. and Roger W. Martin.